UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

Commission File Number 001-39223

MUSCLE MAKER, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1751 River Run, Suite 200, Fort Worth, Texas 76107

(Address of principal executive offices)

(832) 604-9568

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	GRIL	The Nasdaq Stock Market

Item 5.07 Submission of Matters to a Vote of Security Holders

Muscle Maker, Inc. (the “Company”) held a Special Meeting on February 28, 2023. Of the 29,318,520 shares of Common Stock outstanding on January 19, 2023, the record date, 17,201,755 shares were represented at the Special Meeting, in person or by proxy, constituting a quorum. The proposals considered at the Special Meeting are described in detail in the Proxy Statement. The proposals described below were voted upon at the Special Meeting and the number of votes cast with respect to each proposal was as set forth below:

(1) Approve the Services Agreement (the “Services Agreement”) whereby Sadot LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Sadot”) engaged Aggia LLC FC, a company formed under the laws of United Arab Emirates (“Aggia”), to provide certain advisory services to Sadot for creating, acquiring and managing Sadot’s business of wholesaling food and engaging in the purchase and sale of physical food commodities (the “Sadot Transaction”). This matter was determined based on majority of the shares cast.

For	Against	Abstain
16,796,302	368,806	36,647

(2) Approve an amendment of the Company’s articles of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 150,000,000. This matter was determined based on majority of the shares outstanding.

For	Against	Abstain
16,349,766	830,667	21,322

(3) Approve, for purposes of complying with NASDAQ Listing Rule 5635(b), the issuance of the Shares pursuant to the Services Agreement entered between the Company, Sadot and Aggia representing more than 20% of our common stock outstanding, which would result in a “change of control” of the Company under applicable Nasdaq listing rules. This matter was determined based on majority of the shares cast.

For	Against	Abstain
16,691,234	463,936	46,585

(4) Approve, for purposes of complying with NASDAQ Listing Rule 5635(c), the issuance of up to 14,424,275 Shares of Common Stock to Aggia pursuant to the Services Agreement and net income generated thresholds. This matter was determined based on majority of the shares cast.

For	Against	Abstain
16,685,959	483,624	32,172

(5) Approve the right of Aggia to nominate up to eight directors to the Board of Directors subject to achieving net income thresholds as set forth in the Services Agreement. This matter was determined based on majority of the shares cast.

For	Against	Abstain
16,597,809	532,822	71,124

(6) Approve the adoption of the 2023 Equity Incentive Plan. This matter was determined based on majority of the shares cast.

For	Against	Abstain
16,410,793	691,696	99,266

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MUSCLE MAKER, INC.

		By:	/s/ Michael Roper
		Name:	Michael Roper
		Title:	Chief Executive Officer

Date:	February 28, 2023